Exhibit 99.3

MORTGAGE SECURITIES AND LOANS COLLATERALIZING MORTGAGE SECURITIES

As of June 30, 2005

Table 1 —Summary of Securitizations (dollars in thousands)

		Loan Collateral
						Remaining Prepayment Penalty Period (in years) for Loans w/ Penalty	Asset-Backed Bonds
Securitization Trust	Issue Date	Original Principal	Current Principal	Weighted Average Coupon	Percent With Prepayment Penalty		Remaining Principal	Weighted Average Interest Rate	Estimated Months to Call
NMFT 1999-1	1/29/1999	$164,995	$15,324	9.7%	—%	—	$7,997	6.49%	—
NMFT 2000-1	3/31/2000	230,138	19,131	10.2	—	—	18,234	4.26	—
NMFT 2000-2	9/28/2000	339,688	26,131	10.3	26	0.05	25,059	4.84	—
NMFT 2001-1	3/31/2001	415,067	45,666	10.3	38	0.23	44,516	3.73	4
NMFT 2001-2	9/25/2001	800,033	103,615	9.6	38	0.41	99,940	3.73	9
NMFT 2002-1	3/28/2002	499,998	82,782	8.9	39	0.61	78,642	3.76	13
NMFT 2002-2	6/28/2002	310,000	57,178	9.2	36	0.64	52,500	3.97	15
NMFT 2002-3	9/27/2002	750,003	170,170	8.3	44	0.65	159,413	3.83	19
NMFT 2003-1	2/27/2003	1,300,141	377,417	7.9	55	0.84	334,462	4.31	26
NMFT 2003-2	6/12/2003	1,499,998	539,306	7.8	50	0.99	520,556	4.07	31
NMFT 2003-3	9/16/2003	1,499,374	759,216	7.1	65	1.07	736,716	3.98	38
NMFT 2003-4	11/20/2003	1,499,732	779,627	7.3	82	1.04	761,626	3.99	31
NMFT 2004-1	3/11/2004	1,750,000	1,028,955	7.5	80	1.01	1,006,204	3.79	33
NMFT 2004-2	6/16/2004	1,399,999	944,373	7.5	78	1.16	919,172	3.82	37
NMFT 2004-3	9/9/2004	2,199,995	1,672,769	7.8	78	1.30	1,628,769	3.86	40
NMFT 2004-4	11/18/2004	2,500,000	2,087,249	7.6	74	1.16	2,055,999	3.82	45
NMFT 2005-1	2/22/2005	2,100,000	1,960,021	7.6	68	1.24	1,933,773	3.67	51
NMFT 2005-2	5/27/2005	1,649,289	1,633,313	7.7	66	1.40	1,775,025	3.71	51

Total		$20,908,450	$12,302,243	7.7%	70%	1.15	$12,158,603	3.83

Table 2 — Loans Collateralizing Mortgage Securities by FICO Score

(dollars in thousands)

	June 30, 2005
FICO Score	Current Principal	Weighted Average Coupon	Original Weighted Average Loan-to- Value
FICO score not available	$6,758	8.2%	72.4%
540 and below	999,140	8.8	78.2
540 to 579	2,052,916	8.3	79.3
580 to 619	2,366,341	7.9	82.4
620 to 659	2,846,654	7.4	82.6
660 and above	4,030,434	7.1	83.1

	$12,302,243	7.7%	81.8%

MORTGAGE SECURITIES AND LOANS COLLATERALIZING MORTGAGE SECURITIES

As of June 30, 2005

Table 3 — Loans Collateralizing Mortgage Securities by Geographic Concentration

Percent of Current Principal

Collateral Location	June 30, 2005
California	20%
Florida	17
All other states	63

Total	100%

Table 4 — Loans Collateralizing Mortgage Securities

Carrying Value of Loans by Product/Type (in thousands)

Product/Type	June 30, 2005
Two and three-year fixed	$7,783,488
Six-month LIBOR and one-year CMT	6,101
30/15-year fixed and balloon	4,512,652

Outstanding principal	$12,302,243

Fair value of retained mortgage securities	$543,911

MORTGAGE LOANS HELD-FOR-SALE AND HELD-IN-PORTFOLIO

As of June 30, 2005

Table 1 — Mortgage Loans by FICO Score

(dollars in thousands)

	June 30, 2005
FICO Score	Current Principal	Weighted Average Coupon	Original Weighted Average Loan-to- Value
Held-in-portfolio:
FICO score not available	$9,232	10.4%	72.3%
540 and below	6,351	10.4	79.0
540 to 579	8,464	10.1	80.2
580 to 619	11,539	9.8	83.9
620 to 659	7,830	9.8	80.9
660 and above	5,066	9.4	80.1

	$48,482	10.0%	79.3%

Held-for-sale:
540 and below	$75,488	8.8%	79.5%
540 to 579	161,104	8.2	82.1
580 to 619	195,681	7.6	82.5
620 to 659	266,500	7.3	83.3
660 and above	337,542	7.0	83.6

	$1,036,315	7.5%	82.8%

Table 2 — Mortgage Loans by Geographic Concentration

Percent of Current Principal

	June 30, 2005
Collateral Location	Held-in-portfolio	Held-for-sale
Florida	10%	19%
California	6	16
Indiana	7	1
Texas	7	3
Ohio	6	4
All other states	64	57

Total	100%	100%

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